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                                                                    EXHIBIT 99.2

                  CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                           NATIONAL DATA CORPORATION

                                 (in thousands)

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
                           FY00                      FY01                         FY02
                         --------  --------------------------------------------  -------
                          Total                                         Total
                           Year     Qtr 1    Qtr 2    Qtr 3    Qtr 4     Year     Qtr 1
                         --------  -------  -------  -------  -------  --------  -------
Revenue--Information
 Management............. $131,229  $31,298  $33,917  $35,342  $37,534  $138,091  $34,513
Revenue--Network
 Services and Systems...  158,051   48,947   49,516   52,890   54,509   205,862   53,843
Revenue--Other..........   56,393    5,629      233      --       --      5,862      --
                         --------  -------  -------  -------  -------  --------  -------
Revenue--NDCHealth......  345,673   85,874   83,666   88,232   92,043   349,815   88,356
                         --------  -------  -------  -------  -------  --------  -------
Operating expenses:
 Cost of service........  181,001   43,340   41,662   45,718   45,693   176,413   41,835
 Sales, general and
  administrative........   86,062   20,134   18,385   18,653   20,468    77,640   20,986
 Depreciation and
  amortization..........   31,834    8,213    8,683    8,686    9,163    34,745    6,581
 Non-recurring charges..   34,393      --     2,156      --       --      2,156      --
                         --------  -------  -------  -------  -------  --------  -------
                          333,290   71,687   70,886   73,057   75,324   290,954   69,402
                         --------  -------  -------  -------  -------  --------  -------
Operating income--
 NDCHealth..............   12,383   14,187   12,780   15,175   16,719    58,861   18,954
EBITDA..................   78,610   22,400   23,619   23,861   25,882    95,762   25,535
Other expense...........  (11,721)  (1,942)  (1,781)  (1,112)  (8,264)  (13,099)  (1,643)
                         --------  -------  -------  -------  -------  --------  -------
IBIT--Information
 Management.............   17,728    3,456    4,646    5,072    4,931    18,105    4,118
IBIT--Network Services
 and Systems............   24,781    8,470    8,544    8,991   10,477    36,482   13,193
IBIT--Other.............  (41,847)     319   (2,191)     --    (6,953)   (8,825)     --
                         --------  -------  -------  -------  -------  --------  -------
Income before income
 taxes--NDCHealth.......      662   12,245   10,999   14,063    8,455    45,762   17,311
                         --------  -------  -------  -------  -------  --------  -------
Income Taxes............    1,825    4,714    4,310    5,414    3,256    17,694    6,232
                         --------  -------  -------  -------  -------  --------  -------
Net Income before
 Discontinued
 Operations.............   (1,163)   7,531    6,689    8,649    5,199    28,068   11,079
                         --------  -------  -------  -------  -------  --------  -------
Discontinued
 Operations.............  (39,002)   8,649     (326)     --       --      8,323      --
                         --------  -------  -------  -------  -------  --------  -------
Net Income.............. $(40,165) $16,180  $ 6,363  $ 8,649  $ 5,199  $ 36,391  $11,079
                         ========  =======  =======  =======  =======  ========  =======
Basic Shares............   33,232   32,778   32,889   32,992   33,970    33,009   33,937
                         ========  =======  =======  =======  =======  ========  =======
Basic earnings per
 share.................. $  (1.21) $  0.49  $  0.19  $  0.26  $  0.15  $   1.10  $  0.33
                         ========  =======  =======  =======  =======  ========  =======
Diluted Shares..........   33,232   36,193   34,057   34,348   35,368    34,153   39,670
                         ========  =======  =======  =======  =======  ========  =======
Diluted earnings per
 share.................. $  (1.21) $  0.48  $  0.19  $  0.25  $  0.15  $   1.07  $  0.31
                         ========  =======  =======  =======  =======  ========  =======
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